PERFORMANCE CERTIFICATION
Re:
Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2012-C5
                                  (the "Transaction"), issued pursuant to the Pooling and Servicing
                                  Agreement dated as of July 1, 2012 (the "Pooling and Servicing Agreement"), executed in connection with the Transaction.

                Capitalized terms used but not defined herein have the meanings set forth in the Pooling and Servicing Agreement.

__________________________________________

                I, Steven Stern, the senior officer in charge of securitization of the Depositor, hereby certify that:

1.
I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of Morgan Stanley Bank of America Merrill Lynch Trust 2012-C5 (the "Exchange Act Periodic Reports");

2.
Based on my knowledge, the Exchange Act Periodic Reports, taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the
Exchange Act Periodic Reports;

4.
Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5.
All of the reports on assessment of compliance with servicing criteria for asset-
backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item
1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: Bank of America, National Association, as Master
Servicer; Berkadia Commercial Mortgage, LLC as Servicing Function Participant; Midland Loan
Services, a Division of PNC Bank, National Association, as Primary Servicer and as Special
Servicer; Situs Holdings, LLC, as Trust Advisor; U.S. Bank National Association, as Certificate
Administrator and Trustee; and Wells Fargo Bank, National Association, as Custodian.

Date: March 28, 2013                                                 By: /s/ Steven Stern

                                                                                  Name: Steven Stern
                                                                                  Title: President

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